UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2025, the board of directors (the “Board”) of OPAL Fuels Inc. (the “Company”) appointed Mr. Scott M. Sutton to the Board and to the Compensation Committee of the Board, effective as of November 1, 2025.

Mr. Sutton, age 60, is a seasoned executive with more than 30 years of leadership in the chemicals industry. Since March 2025, Mr. Sutton has served as a member of the board of directors of Celanese Corporation (NYSE: CE) and serves as Co-Chairman of its Finance and Business Review Committee. He served as a member of the board of directors of Olin Corporation (NYSE: OLN) from 2018 to 2024, and as Chairman of its board of directors from 2021 to 2024. He also served as a member of the board of directors of Prince International Corporation from 2019 to 2020. Mr. Sutton was President and Chief Executive Officer of Olin Corporation from 2020 to 2024 and President and Chief Executive Officer of Prince International Corporation from 2019 to 2020. Prior to Prince International, he served in a number of senior executive roles at Celanese Corporation. Prior to this, Mr. Sutton served as the President and General Manager of Chemtura AgroSolutions from 2011 to 2013; as the Business Manager of Landmark from 2008 to 2011; and in various management roles at Albemarle Corporation (NYSE: ALB) from 1990 to 2008. Mr. Sutton began his career at Andersen Consulting as a Senior Consultant from 1987 to 1990.

Mr. Sutton will receive compensation for his service as a non-employee member of the Board and the Compensation Committee pursuant to the Company’s director compensation policy, which is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 25, 2025.

Because Mr. Sutton was not a director in April 2025 and did not receive an equity award at such time (as were granted to the Company’s other non-employee directors), in connection with his appointment, Mr. Sutton will receive an award of $56,250 in restricted stock units of the Company, based on the closing share price of the Company’s common stock on November 1, 2025. This amount was determined by multiplying $135,000 (which is the amount of the awards granted to the Company’s non-employee directors in April 2025) by a fraction, the numerator of which equals the number of days between (1) November 1, 2025, the date on which Mr. Sutton will commence service and (2) March 31, 2026, and the denominator of which is 365. This award will cliff vest on November 1, 2026.

Mr. Sutton was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Sutton and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.
On October 28, 2025, the Company issued a press release announcing the appointment of Mr. Sutton to the Board and Compensation Committee. A copy of the press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including the exhibit, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or the exhibit attached hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated October 28, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2025

OPAL Fuels Inc.

By:	/s/ Kazi Hasan
Name:	Kazi Hasan
Title:	Chief Financial Officer